UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2017

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36378	20-0019425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

801 796-5127
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

94432764.1 0059466-00002

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 12, 2017, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Profire Energy, Inc. (the “Company”) approved the grant of a restricted stock unit award to Ryan Oviatt, the Company’s Chief Financial Officer, pursuant to the Company’s 2014 Equity Incentive Plan (the “Plan”) and a Restricted Stock Unit Award Agreement (the “Award Agreement”). The Award Agreement provides for an award (the “Award”) of restricted stock units covering up to 66,758 shares of Common Stock (“Units”), which will vest upon achieving the following performance metrics (each a “Performance Metric”) during the performance period beginning January 1, 2017 and terminating on December 31, 2019 (the “Performance Period”):

Performance Metric	Target	Above Target	Outstanding
Three Year Average Revenue Growth Rate	25%	30%	35%
Operating Income as a Percentage of Revenue (Three Year Target)	15%	20%	25%
Return on Invested Capital (Three Year Target)	14%	22%	30%

Each Performance Metric shall determine the vesting for 22,253 Units and the number of Units that will vest for each Performance Metric shall be determined as follows: (i) if the “Target” level for such Performance Metric is not achieved, none of the Units relating to such Performance Metric will vest; (ii) if the “Target” level for such Performance Metric is achieved, 50% of the Units relating to such Performance Metric will vest; (iii) if the “Above Target” level for such Performance Metric is achieved, 75% of the Units relating to such Performance Metric will vest; and (iv) if the “Outstanding” level for such Performance Metric is achieved, 100% of the Units relating to such Performance Metric will vest. The Compensation Committee shall determine at the end of the Performance Period whether the Performance Metrics have been achieved and the number of Units that will vest.

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The Award Agreement is subject to the terms and conditions of the Plan. If Mr. Oviatt’s employment is terminated with the Company prior to the end of the Performance Period and vesting of the Units, all of the unvested Units will be forfeited, unless otherwise determined by the Compensation Committee. Mr. Oviatt is not permitted to transfer any of the Units, except by will or the laws of descent and distribution. The Company is entitled to withhold from the Award any and all amounts required to be withheld for federal, state and local withholding taxes.

The foregoing summary of the Award Agreement is qualified in its entirety by the full text of the Award Agreement, a copy of which is filed as Exhibit 10.1 to this report.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Restricted Stock Unit Award Agreement by and between Profire Energy, Inc. and Ryan Oviatt, dated October 12, 2017

94432764.1 0059466-00002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 17, 2017	By:	/s/ Brenton W. Hatch
Brenton W. Hatch
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Restricted Stock Unit Award Agreement by and between Profire Energy, Inc. and Ryan Oviatt, dated October 12, 2017

94432764.1 0059466-00002